Exhibit 3.17

State of Delaware Secretary of State Division of Corporations Delivered 06:21 PM 09/18/2007
FILED 06:19 PM 09/18/2007 SRV 071028517 - 0944437 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is ENERGYSOLUTIONS DIVERSIFIED SERVICES, INC.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on September 17, 2007

/s/ Suzanne Rose
Suzanne Rose, Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 05:58 PM 09/13/2007
FILED 05:58 PM 09/13/2007 SRV 071015931 - 0944437 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of NUKEM Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

The name of the corporation is EnergySolutions Diversified Services, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 4th day of September, 2007.

By:	/s/ Val J. Christensen
Authorized Officer
Title:	General Counsel, Secretary

Name:	Val J. Christensen
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 03:13 PM 08/08/2006 FILED 03:13 PM 08/08/2006 SRV 060742263 - 0944437 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of RWE NUKEM Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered First so that, as amended, said Article shall be and read as follows:

The name of the Corporation is NUKEM Corporation

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 8th day of August, 2006.

By:	/s/ John M. Raymont, Jr.
Authorized Officer

Title:	President and Chief Executive Officer

Name:	John M. Raymont, Jr.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/20/2001 010465409 - 0944437

Certificate Of Amendment Of Certificate Of Incorporation of

NUKEM Nuclear Technologies Corporation

It is hereby certified that:

1. The name of the corporation (hereinafter called the Corporation) is NUKEM Nuclear Technologies Corporation.

2. The certificate of incorporation of the Corporation is hereby amended by striking out the Article First thereof and by substituting in lieu of said Article the following new Article:

First: The name of the Corporation is RWE NUKEM Corporation.

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on September 17th, 2001.

NUKEM NUCLEAR TECHNOLOGIES CORPORATION

By:	/s/ John M. Raymont, Jr.
John M. Raymont, Jr., President and CEO

NUKEM CONFIDENTIAL

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 02/27/1996 960056926 - 944437

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WASTECHEM CORPORATION

WasteChem Corporation (the “Corporation), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on September 15, 1982.

SECOND: The Board of Directors of said Corporation has adopted the following amendment to Article FIRST of the Certificate of Incorporation of said Corporation so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the Corporation is NUKEM Nuclear Technologies Corporation.”

THIRD: A resolution proposing the foregoing amendment was duly adopted by the Board of Directors of the Corporation on December 14, 1995, and was approved by the sole stockholder of the Corporation on December 14, 1995.

FOURTH: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be executed by its duly authorized officers this 23rd day of February 1995.

WASTECHEM CORPORATION

By:	/s/ Rüdiger König
Name:	Rüdiger König
Title:	President

Attest:

By:	/s/ John Raymont
John Raymont, Secretary

CERTIFICATE OF INCORPORATION OF WASTECHEM CORPORATION

FIRST: The name of the corporation is WasteChem Corporation

SECOND: The registered office of the corporation is to be located at 306 South State Street in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at such address is the United States Corporation Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of common stock which the corporation shall have the authority to issue is 100 shares, without par value.

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Address

Michael D. McManus	70 Pine Street New York, N.Y.

SIXTH: The name and address of each of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Name	Address

Wolfgang Mack	c/o Werner & Pfleiderer Corporation 663 East Crescent Avenue Ramsey, New Jersey 07446

Leif Lundquist	c/o Werner & Pfleiderer Corporation 663 East Crescent Avenue Ramsey, New Jersey 07446

Name	Address

Peter Jelinek	c/o NUKEM GmbH Postfach 110080 D-6450 Hanau 11 Federal Republic of Germany

Leo Macklin	c/o Transnuclear, Inc. One North Broadway White Plains, New York

Stephen R. Beck	c/o Werner & Pfleiderer Corporation 663 Bast Crescent Avenue Ramsey, New Jersey 07446

SEVENTH: The certificates representing the shares of common stock of the corporation shall have the following legend noted conspicuously on the back thereof:

This certificate and the shares it represents are held subject to the provisions of a Shareholders Agreement dated as of September 1, 1982, a copy of which Agreement is on file and may be examined at the principal office of the Corporation, and any sale, pledge, gift, be-quest, transfer, assignment, encumbrance or other disposition of this certificate in violation of said Agreement shall be invalid.

EIGHTH: Election of directors need not be by written ballot.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this Certificate of Incorporation this 9th day of September, 1982.

/s/ Michael D. McManus
Incorporator
Michael D. McManus